EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF DOT VN, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Dot VN, Inc. for the quarter ended January 31, 2010, the undersigned, Dr. Lee Johnson, President of Dot VN, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended January 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended January 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Dot VN, Inc.

Date: March 17, 2010	/s/	Dr. Lee Johnson
Dr. Lee Johnson
President and Chief Financial Officer